Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated October 1, 2014 by and among QUARTET HOLDCO LTD., a Bermuda company (“Holdco”), GREGORY MONAHAN (the “Representative”), as the representative of the former stockholders of QUARTET MERGER CORP., a Delaware corporation (“Quartet”), EDWARD COLL, ANTHONY LAURA, LAGOA INVESTMENTS, PANGAEA ONE, L.P., PANGAEA ONE PARALLEL FUND (B), L.P. and PANGAEA ONE PARALLEL FUND, L.P. (together the “Stockholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Holdco, Quartet, Quartet Merger Sub, Ltd., a wholly-owned subsidiary of Holdco (“Merger Sub”), Pangaea Logistics Solutions Ltd. (“Company”) and the Stockholders as the former securityholders of the Company are the parties to an Agreement and Plan of Reorganization dated as of April 30, 2014 (the “Merger Agreement”) pursuant to which (i) Quartet has merged with and into Holdco, with Holdco being the surviving entity of such merger and (ii) Merger Sub has merged with and into the Company, with the Company being the surviving entity of such merger and remaining a wholly-owned subsidiary of Holdco. Pursuant to the Merger Agreement, Holdco is to be indemnified in certain respects. The parties desire to establish an escrow fund as the sole remedy for the indemnification obligations set forth in Article VII of the Merger Agreement. The Stockholders, together with their permitted transferees, are referred to herein as the “Owners”. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The parties agree as follows:

1.             (a) Concurrently with the execution hereof, each of the Stockholders (or Holdco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, stock certificates in the amounts set forth in Schedule A hereto issued in the name of such Stockholder representing a portion of the shares of Holdco Shares issued to such Stockholder in the Transaction Merger. The Holdco Shares represented by the stock certificates so delivered by the Stockholders to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Agent shall maintain a separate account for each Stockholder’s, and, subsequent to any transfer permitted pursuant to Paragraph 1(d) hereof, each Owner’s, portion of the Escrow Fund.

(a)                The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Holdco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(b)               Except as herein provided, the Owners shall retain all of their rights as shareholders of Holdco with respect to shares of Holdco Stock constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their shares of Holdco Stock included in the Escrow Fund.

(c)                During the Escrow Period, all dividends payable in cash with respect to the shares of Holdco Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(d)               During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the shares of Holdco Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (1) members of a Stockholder’s “Immediate Family” (as hereinafter defined); (2) an entity in which (A) a Stockholder and/or members of a Stockholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Stockholder and/or a member of such Stockholder’s Immediate Family is a general partner and in which such Stockholder and/or members of such Stockholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; (3) a revocable trust established by a Stockholder during his lifetime for the benefit of such Stockholder or for the exclusive benefit of all or any of such Stockholder’s Immediate Family; and (4) any Affiliate. As used in this Agreement, the term “Immediate Family” means, with respect to any Stockholder, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Stockholder). As used in this Agreement, “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity. In connection with and as a condition to each permitted transfer, the Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Upon receipt of such agreement, the Escrow Agent shall deliver to Holdco’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, and shall request that Holdco issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Stockholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Holdco, the transferring Stockholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Holdco Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2.                  (a) Holdco, acting through the Representative, may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Stockholder Nominee (defined below), with a copy to the Escrow Agent, specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles Holdco to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, (iii) whether the Indemnification Claim is a Basic Indemnification Claim or an Environmental Indemnification Claim, and (iv) whether the Indemnification Claim results from a Third Party Claim against Holdco or the Company. The Representative also shall deliver to the Escrow Agent (with a copy to the Stockholder Nominee), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Stockholders. As used herein, “Basic Indemnification Claim” means an Indemnification Claim other than an Environmental Indemnification Claim.

(b)               If the Stockholder Nominee shall give a notice to the Representative (with a copy to the Escrow Agent and Holdco) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Representative’s certification) by the Stockholder Nominee of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Representative and Stockholder Nominee shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Stockholder Nominee within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)                If the Stockholder Nominee delivers a Counter Notice to the Representative and the Escrow Agent, the Representative and Stockholder Nominee shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Representative and Stockholder Nominee shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Representative and Stockholder Nominee shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph 2(d) below.

(d)               If the Representative and Stockholder Nominee cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Section 8.

(e)                As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of Holdco by settlement pursuant to paragraph 2(c) above, resulting in an award to Holdco, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Holdco, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Representative and Stockholder Nominee have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided that, subject to the terms of the Merger Agreement, notwithstanding anything herein, no Indemnification Claim by Holdco shall become an Established Claim unless and until the aggregate amount of indemnification Losses exceeds (i) $2,000,000 (the “Deductible”), in which event only the amount of such Established Claim(s) in excess of the Deductible shall be payable. The aggregate liability for Losses shall not in any event exceed the Escrow Shares in the case of Basic Indemnity Claims or the Environmental Indemnity Shares in the case of Environmental Indemnity Claims.

(f)                 (i) Promptly after an Indemnification Claim becomes an Established Claim, the Representative and Stockholder Nominee shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Holdco, and the Escrow Agent promptly shall deliver Escrow Shares to Holdco, the dollar amount of which shall equal the Loss (as defined in the Merger Agreement) resulting from the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)                Payment of an Established Claim shall be made from Escrow Shares pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Holdco in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Holdco out of the Escrow Fund that number of shares of Holdco Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Representative and Stockholder Nominee concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Representative and Stockholder Nominee in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Holdco one or more stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Holdco shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Holdco Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Holdco stock or otherwise. The Representative and Stockholder Nominee shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the Holdco Stock for the ten trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Basic Indemnity Escrow Termination Date, (y) the Basic Indemnity Escrow Termination Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined) on the Basic Indemnity Escrow Termination Date, and (z) with respect to shares placed in the Pending Claims Reserve for an Environmental Indemnification Claim asserted after the Basic Indemnity Escrow Termination Date, the day such Environmental Indemnification Claim is asserted. If Holdco Stock is not then listed or admitted to trading on any national securities exchange, the “Fair Market Value” means the average of the reported closing bid and asked prices of Holdco Stock on such date on the principal over the counter market on which Holdco Stock is traded, and if Holdco Stock is not so traded, a market price per share determined in good faith by the Holdco Board of Directors.

(iii)               Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Stockholders shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Stockholders shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Holdco in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Owners.

3.                  (a) On the first Business Day after the Basic Indemnity Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing shares of Holdco Stock then in such Owner’s account in the Escrow Fund equal to one-half of the original number of shares placed in such Owner’s account less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence, and shall continue to hold the remaining shares in such Owner’s account as Environmental Indemnity Shares. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Holdco, would result in a payment to Holdco, the Escrow Agent shall retain in the Pending Claims Reserve that number of shares of Holdco Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Representative and Stockholder Nominee shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Holdco Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Representative and Stockholder Nominee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Holdco the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Holdco, the Representative and Stockholder Nominee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)               On the first Business Day after the Environmental Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing the remaining shares of Holdco Stock then in such Owner’s account in the Escrow Fund other than Environmental Indemnity Shares in the Pending Claims Reserve. Upon the subsequent resolution of a Claim for which shares remain in the Pending Claims Reserve, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver such shares to Holdco, if the Claim is resolved in favor of Holdco, or to the Owners pro rata to the accounts maintained for them, if the Claim is resolved against Holdco. Upon resolution of all Pending Claims, the Representative and Stockholder Nominee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner the remaining portion of his or her account in the Escrow Fund.

(c)                As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Holdco Stock in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4.                  The Escrow Agent, the Representative and Stockholder Nominee shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Holdco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5.                  (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)               The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)                The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Holdco pursuant to the terms of this Agreement or, if such notice is disputed by the Representative or Stockholder Nominee, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Holdco the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)               The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)                The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Representative and Stockholder Nominee. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate. the Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in this Section 5(e).

(f)                 The Escrow Agent shall be indemnified and held harmless by Holdco from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)                The Escrow Agent shall be entitled to reasonable compensation from Holdco for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Holdco for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)                From time to time on and after the date hereof, the Representative and Stockholder Nominee shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)                  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.                  This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7.                  This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Representative, the Escrow Agent and a majority of the Stockholders.

8.                  All disputes arising under this Agreement between the Representative and Stockholder Nominee, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. The Representative and Stockholders each hereby consents to the exclusive jurisdiction of the federal and state courts sitting in New York County, State of New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Representative or Stockholders in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 10, with copies delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174, Attention: David Alan Miller, Esq., and to Willkie Farr & Gallagher LLP, 787 7th Avenue, New York, NY 10036, Attention: Kirk A. Radke, Esq.

9.                  The Stockholders hereby appoint Edward Coll to act on their behalf (the “Stockholder Nominee”) to take any and all actions and make any decisions required or permitted to be taken by such Stockholders under this Agreement. Should the Stockholder Nominee resign or be unable to serve, a new Stockholder Nominee will be selected by a majority of the Stockholders, whose appointment shall be effective upon execution by such successor of a joinder agreement providing for such successor to become a party to the Escrow Agreement as the Stockholder Nominee, in which case such successor shall for all purposes of this Agreement be the Stockholder Nominee (and the prior acts taken by the succeeded Stockholder Nominee shall remain valid for purposes of this Agreement). The Stockholder Nominee shall not be liable to the Stockholders for any liability, loss, damage, penalty, fine, cost or expense incurred without gross negligence or willful misconduct by the Stockholder Nominee while acting in good faith and arising out of or in connection with the acceptance or administration of its duties hereunder.

10.              All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Representative, to it at:

Gregory Monahan
c/o Crescendo Advisors II LLC

777 Third Avenue, 37th Floor
New York, New York 10017
Telecopier No.: 212-319-0760

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.	If to the Stockholders, to each at the address listed on Schedule A hereto with a copy to:

Edward Coll
c/o Quartet Holdco Ltd.

109 Long Wharf

Newport, RI 02840
Telecopier No.:

with a copy to:

Willkie Farr & Gallagher LLP
757 Seventh Avenue
New York, New York 10019
Attention: Kirk A. Radke, Esq.
Telecopier No.: 212-728-9210

C.	If to the Stockholder Nominee, to it at:

Edward Coll
c/o Quartet Holdco Ltd.

109 Long Wharf

Newport, RI 02840
E-mail: ecoll@phoenixbulkus.com

with a copy to:

Cartesian Capital Group

505 Fifth Avenue, 15th Floor

New York, NY 10017

Attention: Peter Yu

Paul Hong

Telecopy: 212 461 6366

D.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

11.              (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 2(d) of this Agreement.

(b)               All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Holdco.

(c)                This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

QUARTET HOLDCO LTD.

By:	/s/ David D. Sgro
Name:	David D. Sgro
Title:	CFO

THE REPRESENTATIVE

/s/ Gregory Monahan
Gregory Monahan

STOCKHOLDERS

/s/ Edward Coll
Edward Coll

/s/ Anthony Laura
Anthony Laura

LAGOA INVESTMENTS

By:	/s/ Deborah L. Davis
Name:	Deborah L. Davis
Title:	Director

[Signature Page – Escrow Agreement]

PANGAEA ONE, L.P.

By:	Pangaea One GP, LLC
Its:	General Partner

By:	/s/ Peter Yu
Name:	Peter Yu
Its:	Managing Member

PANGAEA ONE PARALLEL FUND (B), L.P.

By:	Pangaea One GP, LLC
Its:	General Partner

By:	/s/ Peter Yu
Name:	Peter Yu
Its:	Managing Member

PANGAEA ONE (CAYMAN), L.P.

By:	Pangaea One GP (Cayman), L.P.
Its:	General Partner

By:	Pangaea One GP (Cayman), Co.
Its:	General Partner

By:	/s/ Peter Yu
Name:	Peter Yu
Its:	Director

PANGAEA ONE PARALLEL FUND, L.P.

By:	Pangaea One GP2 (Cayman), L.P.
Its:	General Partner

By:	Pangaea One GP2 (Cayman), Co.
Its:	General Partner

By:	/s/ Peter Yu
Name:	Peter Yu
Its:	Director

[Signature Page – Escrow Agreement]

ESCROW AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Mark Zimkind
Name:	Mark Zimkind
Title:	Vice President and Director of Shareholder Services

[Signature Page – Escrow Agreement]

Schedule A

Name and Address of Stockholder	No. of Shares in Escrow
Edward Coll c/o Quartet Holdco Ltd. 109 Long Wharf Newport, RI 02840	263,230

Anthony Laura 2420 NW 53rd St. Boca Raton, FL 33496	82,170

Lagoa Investments 3rd Floor, Par la Ville Place 14 Par la Ville Road, Hamilton HM08, Bermuda	263,230

Pangaea One, L.P. c/o Cartesian Capital Group 505 Fifth Avenue, 15th Floor New York, NY 10017	211,310

Pangaea One Parallel Fund (B), L.P. c/o Cartesian Capital Group 505 Fifth Avenue, 15th Floor New York, NY 10017	54,890

Pangaea One (Cayman), L.P. c/o Cartesian Capital Group 505 Fifth Avenue, 15th Floor New York, NY 10017	116,380

Pangaea One Parallel Fund, L.P. c/o Cartesian Capital Group 505 Fifth Avenue, 15th Floor New York, NY 10017	108,790

Total	1,100,00